EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-1 of our report dated November 25, 2022, with respect to our audit of the consolidated financial statements of Lexaria Bioscience Corp. as of and for the year ended August 31, 2022, which appears in Lexaria Bioscience Corp.’s Annual Report for the year ended August 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

November 30, 2023